UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 19, 2022

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	PSEC	NASDAQ Global Select Market
5.35% Series A Fixed Rate Cumulative Perpetual Preferred Stock, par value $0.001	PSEC PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On September 19, 2022, Prospect Capital Corporation (the “Company”) announced that it has commenced a tender offer to purchase for cash any and all of the $284,219,000 aggregate principal amount outstanding of the Company’s 5.875% senior notes due 2023. The tender offer is being made exclusively pursuant to an offer to purchase dated September 19, 2022 and related notice of guaranteed delivery, which set forth the terms and conditions of the tender offer.
Furnished as Exhibit 99.1 and incorporated herein by reference is a copy of the press release announcing the tender offer.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1    Press Release, dated September 19, 2022

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ M. Grier Eliasek
Name: M. Grier Eliasek
Title: President and Chief Operating Officer
Date:  September 19, 2022

Index to Exhibits

Exhibit Number	Description
99.1	Press Release, dated September 19, 2022

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